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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in these Registration Statements on Form S-8 (Nos. 33-71266, 33-71776, 33-72166, 33-86982, 333-03845, 333-42183, 333-53915, 333-53917, 333-50970, 333-67832, 333-97105 and 333-108494) and on Form S-3 (No. 333-55512) of The J. Jill Group, Inc. of our report dated March 10, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 10, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM